SCHEDULE 14C INFORMATION

         Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement

                 MATADOR ACQUISITION CORPORATION
           ------------------------------------------
        (Name of Registrant as Specified In Its Articles)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------
      (2)   Aggregate  number of securities to which  transaction applies:

     -----------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     -----------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------
      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ----------------------------------------------------------------

     (2)  Form Schedule or Registration Statement No.:

     -----------------------------------------------------------------
     (3)  Filing Party:

     -----------------------------------------------------------------
     (4)  Date Filed:

     -----------------------------------------------------------------

                  Matador Acquisition Corporation
                   c/o Nautilus Global Partners
             700 Gemini, Suite 100, Houston, TX 77056

                       INFORMATION STATEMENT


          We are not asking you for a proxy and you are requested not to send us a proxy


                             Summary

     This Information Statement is being furnished to the holders of outstanding Ordinary Shares, par value $0.001 per share, of Matador Acquisition Corporation, a Cayman Islands exempted company incorporated with limited liability (the "Company"), as of July 31, 2007, in connection with the submission to the shareholders the following proposals (the "Amendments"):

      1.    That Company's Memorandum and Articles of Association
(together, the "Articles") be amended in order to consolidate and increase (the "Consolidation") the share capital of the Company as follows:

     FROM:  US$51,000 divided into 50,000,000 Ordinary Shares  of
     US$0.001 par value each and 1,000,000 Preference Shares of US$0.001 par value each:

     TO: US$400,468.75 divided into 100,000,000 Ordinary Shares of US$0.00320375 par value each and 25,000,000 Preference Shares of US$0.00320375 par value each, such additional shares having the rights and privileges and being subject to the restrictions as determined from time to time by the Company's Board of Directors.

     BY:
     (i)   The  consolidation of 50,000,000  Ordinary  Shares  of
     US$0.001  par  value each into 15,606,710.88568084  Ordinary
     Shares of US$0.00320375 par value each;

     (ii)  The  consolidation of 1,000,000 Preference  Shares  of
     US$0.001  par  value  each into 312,134.21771362  Preference
     Shares of US$0.00320375 par value each;

     (iii)       The  creation  of  84,393,289.11431916  Ordinary
     Shares with a par value of US$0.00320375 par value each;

     (iv) The creation of 24,687,865.78228638 Preference Shares with a par value of US$0.00320375 each and the following rights:


2. That the Preference shares have the following rights and privileges:

     (i) Each Preference Share will be convertible into one (1) Ordinary Share, par value $0.001 per share, at any time at the option of the holder, subject to adjustment (the "Conversion Ratio"). Upon conversion, all accrued and unpaid (undeclared) dividends on the Preference Shares through the date of conversion shall be paid in additional Ordinary Shares as if such dividends had been paid in additional shares of Preference Shares rounded up to the nearest whole number, and then automatically converted into additional Ordinary Shares at the then applicable Conversion Ratio. The Conversion Ratio will be subject to adjustment in the event of stock splits, stock dividends, combinations, reclassifications and the like and to weighted average anti-dilution protection for sales of Ordinary Shares at a purchase price below $1.75 per share. In addition, each Preference Share will automatically convert into Ordinary Shares upon the earlier to occur of (i) December 31, 2010, and (ii) upon the occurrence of certain events as determined by the Company's Board of Directors.

     (ii) Cumulative annual dividends, payable in Preference Shares or cash, at the option of the Company's Board of
     Directors, at an annual rate of 8%, payable on December 31 of each year commencing December 31, 2007. Unpaid dividends will accumulate and be payable prior to the payment of any dividends on Ordinary Shares. Cash dividends will only be payable from funds legally available therefor, when and as declared by the Board of Directors, and unpaid dividends will accumulate until the Company has sufficient capital to legally pay the dividends. The Board may, at its option, declare dividends in Preference Shares.

     (iii)       Except  as  otherwise  required  by   law,   the
     Preference Shares shall vote together as a class with the Ordinary Shares upon all such matters as the Ordinary Shares are entitled to vote under applicable law. Each Series 1 Preference Share will be entitled to that number of votes equal to the number of Ordinary Shares into which such shares are convertible at the Conversion Ratio then in effect.

     (iv) The Series 1 Preference Shares will have a liquidation preference over the Ordinary Shares equal to the stated value of such shares then in effect, plus all accrued but unpaid dividends. The initial stated value shall be US$1.75, subject to adjustment as determined by the Board of Directors.

      3.    THAT  the Company's Articles be amended in  order  to
change   the   name  of  the  Company  to  Six  Diamond   Resorts
International.

WE  ARE  NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT  TO
SEND US A PROXY.  THIS INFORMATION STATEMENT IS FOR INFORMATIONAL
PURPOSES ONLY.

      The cost of this Information Statement will be borne by the Company.

       This   Information  Statement  is  first  being  sent   to
shareholders on or about July 13, 2007.

      The meeting will be held at the principal offices of the Company at 700 Gemini, Suite 100, Houston, TX 77056 at 10:00 AM
Central Daylight Time on July 31, 2007.

Record Date

      The Company's Board of Directors on July 3, 2007, adopted, by unanimous written consent, resolutions (i) recommending the Amendments to the Company's Articles to affect the changes listed above, and (ii) calling an extraordinary general meeting of the holders of Ordinary Shares of the Company as of the close of business on July 3, 2007.

      Pursuant to the laws of the Cayman Islands, approval of the foregoing resolutions requires the approval by two thirds of the shareholders who vote at a general meeting. Further, pursuant to the laws of the Cayman Islands, shareholders of record as of the meeting date, July 31, 2007, are entitled to vote at the meeting. The Company's Board of Directors has scheduled a general meeting, but is not soliciting proxies in connection with the meeting since one of the Company's shareholders, holding approximately 78% of the issued and outstanding Ordinary Shares has indicated to the Company that it intends to vote for the above Amendments to the Company's Articles which will take effect upon registration of the Amended Articles. Accordingly, the Company is not soliciting proxies in connection with the meeting and is providing this Information Statement for information purposes only.

Voting Securities

      The voting securities of the Company are its Ordinary Shares, of which 50,000,000 shares are authorized and 1,281,500 were issued and outstanding as of May 15, 2007. All outstanding Ordinary Shares are entitled to one vote on each matter submitted for voting by the shareholders.

Security ownership of certain beneficial owners

      The following table sets forth, as of March 29, 2007, the number of Ordinary Shares owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of our outstanding Ordinary Shares.

------------------------------------------------------------------
Name and Address              Amount and Nature of      Percentage
                              Beneficial Ownership      of Class
------------------------------------------------------------------
David Richardson*                   50,500 (1)             3.9%
------------------------------------------------------------------
Joseph Rozelle*                          0 (2)             0.0%
------------------------------------------------------------------
Nautilus Global Partners, LLC
700 Gemini, Suite 100
Houston, TX 77058                1,000,000 (3)            78.0%
------------------------------------------------------------------
Mid-Ocean Consulting Limited
Bayside House
Bayside Executive Park
West Bay Street & Blake Road
Nassau, Bahamas                     50,000                 3.9%
------------------------------------------------------------------
All Officers and Directors
as a group (2 individuals)          50,500                 3.9%
------------------------------------------------------------------

*  The  address of Messrs. Richardson and Rozelle is c/o Nautilus
Global  Business Partners, 700 Gemini, Suite 100, Houston,  Texas
77058.

(1) Includes 50,000 shares held by Mid-Ocean Consulting Limited. Mr. Richardson is the owner and the President and CEO of Mid-Ocean Consulting Limited and has voting and investment control over such shares. Also includes, 500 shares held by Mr. Richardson's wife.

(2)   Does  not include 1,000,000 shares held by Nautilus  Global
Partners.   Mr.  Rozelle  is  the President  of  Nautilus  Global
Partners but does not have voting or investment control over such shares.

(3) Christopher Efird owns 40% of the ownership interests of Nautilus and Benchmark Equity Group owns 20% of the ownership interests of Nautilus. Mr. Frank DeLape is the 100% owner of Benchmark. In addition, Mr. DeLape controls entities that collectively own 20% of the ownership interests of Nautilus. Mr. Stephen Taylor owns 20% of the ownership interests of Nautilus. Based upon their ownership interests in Nautilus, each of Efird, Benchmark, DeLape and Taylor may be deemed to be the indirect beneficial owners of the ordinary shares. Each of Efird, Benchmark, DeLape and Taylor disclaims beneficial ownership of such ordinary shares held by Nautilus, except to the extent of their respective pecuniary interests therein.


                          PROPOSAL NO. 1
AMENDMENTS TO MEMORANDUM AND ARTICLES AMENDING THE SHARE CAPITAL

      A holder of 78% of the outstanding Ordinary Shares has indicated to the Company that it intends to vote in favor of the Amendments to the Company's Articles. Accordingly, the Company is not seeking proxies from shareholders and is providing this notice for information purposes only.

Reasons for Amendments

      The Company's Board of Directors believes that the proposed consolidation and increase to the Company's share capital will make the Company's share capital structure more attractive to prospective business ventures in the event the Company is able to identify one or more business opportunities. Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, because there is no trading in our shares, we do not expect a change in the market price of our Ordinary Shares.

      As resolute of the consolidation and increase in share capital, the par value of the Company's Ordinary Shares and Preferences Shares will change from US$0.001 to US$0.00320375 per share.

      In addition, the Company's authorized share capital will be
increased   to  100,000,000   Ordinary   Shares   and  25,000,000
Preference Shares.

      As of May 15, 2007, there were 1,281,500 Ordinary Shares outstanding. The Company has not issued any Preference Shares. The Company was formed for the purpose of acquiring, through a share exchange, asset acquisition or similar business combination an operating business and the Board of Directors considers this share capital to be insufficient for the Company to meet various needs that may arise from time to time in the future. The Board of Directors believes that increasing the Company's share capital will provide the Company with greater flexibility to pursue acquisition candidates and to take other actions to enhance shareholder value.

      The Board of Directors believes that the consolidation and increase in the Company's share capital will provide sufficient shares, without additional expense or delay, for investments or acquisitions by the Company, share sales, grants, sales or awards under future management incentive and employee benefit plans and programs, share splits or share dividends and other general corporate purposes.

Ordinary Shares

      Each additional Ordinary and Preference share authorized by the Amendment to the Company's Articles will have the same rights and privileges as each such share currently authorized or outstanding.

     Holders of Ordinary Shares are entitled to one vote for each ordinary share on all matters to be voted on by the shareholders. Holders of Ordinary Shares do not have cumulative voting rights. Holders of Ordinary Shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Ordinary Shares are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Ordinary Shares have no preemptive rights to purchase Ordinary Shares. There are no conversion or redemption rights or sinking fund provisions with respect to the Ordinary Shares.

      Authorized but unissued Ordinary Shares may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's shareholders, except as otherwise required by applicable law.

Preference Shares

      The  designations, rights and preferences of the  Company's
Preference Shares shall be determined from time to time by the Company's Board of Directors.

                           PROPOSAL NO. 2
AMENDMENT OF THE COMPANY'S CHARTER TO CHANGE THE NAME OF THE COMPANY

      The Board of Directors of the Company adopted a resolution to recommending that the shareholders adopt a resolution changing the name of the Company from Matador Acquisition Corporation to Six Diamond Resorts International. One of the Company's shareholders, holding 78% of the issued and outstanding Ordinary Shares of the Company has confirmed its intention to vote its shares in favor of the resolution.

Reasons for Approving the Name Change

      The primary purpose of the name change is to better represent the Company's proposed business. The Company's Board of Directors has entered into negotiations pursuant to which the Company may acquire all of the issued and outstanding capital share of a company engaged in the business of developing property in Central America. Because of this potential change in the overall direction in the corporation's business, the Board of Directors has determined to change the Company's name.

      Certificates for the Company's Ordinary Shares that recite the name "Matador Acquisition Corporation" will continue to represent shares in the Company after the effective date of the amendment.

      The forgoing amendments to the Company's Memorandum and Articles of Incorporation will be effective upon filing of the Memorandum and Articles of Association in the Cayman Islands, which is expected to occur no sooner that 20 calendar days after the mailing hereof.

      The Company has determined that a shareholder holding the necessary number of votes to approve the foregoing resolutions will vote in favor of their adoption. Accordingly, the Company is sending this Information Statement to you as a matter of regulatory compliance. The Company is not seeking your proxy and you are requested not to send a proxy. This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE  ARE  NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT  TO
SEND US A PROXY.  THIS INFORMATION STATEMENT IS FOR INFORMATIONAL
PURPOSES ONLY.